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Exhibit 99.2

Humana Inc.
500 West Main Street
P.O. Box 1438
Louisville, KY 40201-1438
http://www.humana.com
FOR MORE INFORMATION CONTACT
Lisa Stoner
Humana Investor Relations
(502) 580-2652
e-mail: LStamper@humana.com

Mark Taylor
Humana Corporate Communications
(317) 753-0345
e-mail: MTaylor108@humana.com

Humana Introduces Mid-Term Adjusted EPS Target of $37 in 2025 and Raises Full Year 2022 Adjusted EPS Financial Guidance to ‘approximately $25’ at Investor Day

•Introduces a mid-term Adjusted EPS target of $37.00 per diluted common share for the year ending December 31, 2025, representing a compelling 14 percent compounded annual growth rate over the company’s updated FY 2022 Adjusted EPS outlook
•Expects to deliver continued earnings growth in 2026 and beyond at or above the EPS growth trends reflected in its new mid-term Adjusted EPS target
•Raises FY 2022 GAAP EPS guidance to ‘approximately $23.08’ from its previous estimate of ‘approximately $20.30’, while also increasing FY 2022 Adjusted EPS guidance to ‘approximately $25.00’ from the previous guidance of ‘approximately $24.75’, reflecting 21 percent growth over 2021

Louisville, KY – September 15, 2022 – As previously disclosed, Humana Inc. (NYSE: HUM) will host a virtual Investor Day today, Thursday, September 15, 2022, at 8:30 a.m. eastern time. The Investor Day will include presentations by senior management focusing on Humana’s value creation framework as the company continues to gain operational momentum and advance its strategy for sustainable leadership in the value-based care industry.

Adjusted EPS Target for FY 2025

As part of today’s virtual Investor Day, the company is introducing a mid-term Adjusted EPS target of $37.00 per diluted common share for the year ending December 31, 2025 (FY 2025), representing a compelling 14 percent compounded annual growth rate over the company’s updated FY 2022 Adjusted EPS outlook.

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The company expects to grow enterprise earnings approximately 10 percent per year, before factoring in an additional 1 to 2 percent of anticipated earnings growth driven by the company’s commitment to improving operating leverage by approximately 20 basis points annually, on a business mix adjusted basis. In addition, Humana expects capital deployment to contribute approximately 2 percent to annual EPS growth.

“We are confident in our ability to deliver compelling, sustainable earnings growth, both in the near and longer term which will continue to drive shareholder value. Our strong competitive positioning and unique capabilities in the highly attractive individual Medicare Advantage market, coupled with the opportunity to scale and further integrate our CenterWell healthcare services capabilities, positions us for durable leadership in the value-based care industry,” said Bruce D. Broussard, Humana’s President and Chief Executive Officer. “Additionally, our sharpened focus on driving ongoing operating efficiencies enabled by our $1 billion value creation initiative and efficient capital deployment drive visibility into the medium- and longer-term outlook. We expect to deliver $37.00 Adjusted EPS in 2025 and continued earnings growth in 2026 and beyond at or above the EPS growth trends reflected in our new mid-term target.”

FY 2022 GAAP and Adjusted EPS Guidance

Humana today increased its GAAP and Adjusted EPS guidance for the year ending December 31, 2022 (FY 2022). FY 2022 GAAP EPS guidance was increased to ‘approximately $23.08’ from its previous estimate of ‘approximately $20.30’, while Adjusted EPS was increased to ‘approximately $25.00’ from the previous guidance of ‘approximately $24.75’.

The updated Adjusted guidance reflects 21 percent growth compared to FY 2021 Adjusted EPS results and is driven by the continued lower-than-expected medical cost trends in the company’s Medicare Advantage and Medicaid businesses and the lack of a COVID-19 headwind materializing to date. Importantly, the company no longer deems it necessary to hold a discrete COVID-19 headwind in its full year guide. As a result, it has now released the remaining $0.50 explicit COVID-19 headwind embedded in its previous FY 2022 Adjusted EPS guidance. The company is raising its FY 2022 Adjusted EPS guide by $0.25 to ‘approximately $25.00’ today, with the assumption that it will invest the remaining $0.25 in additional marketing for the 2023 Medicare Advantage Annual Election Period if the dollars are not needed to cover items such as a higher-than-expected flu season, should it emerge.

Detailed components of the company’s FY2022 financial guidance updated today will be provided in the company’s third quarter 2022 earnings release on November 2, 2022.

A reconciliation of GAAP to Adjusted EPS for the company’s FY 2022 projections as well as comparable numbers for the year ended December 31, 2021 (FY 2021) is shown below:

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Diluted Earnings Per Common Share	FY 2022 Guidance(a)	FY 2021 (b)
Generally Accepted Accounting Principles (GAAP)	approximately $23.08	$22.67
Amortization of identifiable intangibles	0.43	0.39
Gain on Kindred at Home equity method investment	-	(8.73)
Put/call valuation adjustments associated with company's non- consolidating minority interest investments	(0.18)	3.56
Transaction and integration costs	0.61	0.72
Change in fair market value of publicly traded equity securities	1.03	2.03
Charges associated with productivity initiatives related to the previously disclosed $1 billion value creation plan	1.45	-
Estimated net gain on the sale of Kindred at Home’s Hospice and Personal Care divisions	(1.42)	-
Adjusted (non-GAAP) – FY 2022 projected; FY 2021 reported	approximately $25.00	$20.64

Investor Day Logistics
Presentations will begin at 8:30 a.m. Eastern. The Investor Day webcast and virtual presentation may be accessed via Humana’s Investor Relations page at https://humana.gcs-web.com/. The company suggests web participants sign on approximately 15 minutes in advance of the event. The company also suggests web participants visit the site in advance to run a system test and to download any free software needed.

For those unable to participate in the live event, the replay will be available in the Historical Webcasts and Presentations section of the Investor Relations page at humana.com approximately 4 hours following the live webcast.

Footnotes

The company has included financial measures throughout this press release that are not in accordance with GAAP. Management believes that these measures, when presented in conjunction with the comparable GAAP measures, are useful to both management and its investors in analyzing the company’s ongoing business and operating performance. Consequently, management uses these non-GAAP financial measures as indicators of the company’s business performance, as well as for operational planning and decision-making purposes. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP. All financial measures in this press release are in accordance with GAAP unless otherwise indicated.

(a) FY 2022 projected Adjusted results exclude the following:
•Amortization expense for identifiable intangibles of approximately $0.43 per diluted common share.
•Put/call valuation adjustments of approximately $0.18 per diluted common share, associated with Humana’s non-consolidating minority interest investments as of June 30, 2022. FY 2022 GAAP EPS guidance excludes the impact of future value changes of these put/call options as the future value changes cannot be estimated.

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•Transaction and integration costs of approximately $0.61 per diluted common share.
•Change in fair market value of publicly traded equity securities of $1.03 per diluted common share as of June 30, 2022. The future value of publicly traded equity securities, their impact on GAAP EPS, and the related non-GAAP adjustment will fluctuate on the public trading value of the stock. The guidance set forth herein assumes no further change in the fair value of these investments.
•Estimated charges of $1.45 per diluted common share, primarily associated with initiatives undertaken related to the company's previously disclosed $1 billion value creation plan to create capacity to fund growth and investment in its Medicare Advantage business and further expansion of its Healthcare Services capabilities in 2023. FY 2022 GAAP EPS guidance excludes the future impact of potential charges related to the value creation plan.
•Estimated net gain of $1.42 per diluted common share related to the sale of Kindred at Home's Hospice and Personal Care divisions in August 2022.

(b) FY 2021 Adjusted results exclude the following:
•Amortization expense for identifiable intangibles of approximately $0.39 per diluted common share.
•Gain associated with Kindred at Home equity method investment of approximately $8.73 per diluted common share; the gain was recorded upon closing of the Kindred at Home transaction in August 2021.
•Put/call valuation adjustments of approximately $3.56 per diluted common share, associated with Humana’s non-consolidating minority interest investments, including the impact of the termination of the put/call agreement related to Kindred at Home as a result of the transaction announced on April 27, 2021.
•Transaction and integration costs of approximately $0.72 per diluted common share.
•Change in fair market value of publicly traded equity securities of $2.03 per diluted common share.

Cautionary Statement

This news release includes forward-looking statements regarding Humana within the meaning of the Private Securities Litigation Reform Act of 1995. When used in investor presentations, press releases, Securities and Exchange Commission (SEC) filings, and in oral statements made by or with the approval of one of Humana’s executive officers, the words or phrases like “expects,” “believes,” “anticipates,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the “Risk Factors” section of the company’s SEC filings, a summary of which includes but is not limited to the following:

• If Humana does not design and price its products properly and competitively, if the premiums Humana receives are insufficient to cover the cost of healthcare services delivered to its members, if the company is unable to implement clinical initiatives to provide a better healthcare experience for its members, lower costs and appropriately document the risk profile of its members, or if its estimates of benefits expense are inadequate, Humana’s profitability could be materially adversely affected. Humana estimates the costs of its benefit expense payments, and designs and prices its products accordingly, using actuarial methods and assumptions based upon, among other relevant factors, claim payment patterns, medical cost inflation, and historical developments such as claim inventory levels and claim receipt patterns. The company continually reviews estimates of future payments relating to benefit expenses for services incurred in the current and prior periods and makes necessary adjustments to its reserves, including premium deficiency reserves, where appropriate. These estimates involve extensive judgment, and have

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considerable inherent variability because they are extremely sensitive to changes in claim payment patterns and medical cost trends. Accordingly, Humana's reserves may be insufficient.

• If Humana fails to effectively implement its operational and strategic initiatives, particularly its Medicare initiatives and state-based contract strategy, the company’s business may be materially adversely affected, which is of particular importance given the concentration of the company’s revenues in these products. In addition, there can be no assurances that the company will be successful in maintaining or improving its Star ratings in future years.

• If Humana fails to properly maintain the integrity of its data, to strategically maintain existing or implement new information systems, to protect Humana’s proprietary rights to its systems, or to defend against cyber-security attacks or prevent other privacy or data security incidents that result in security breaches that disrupt the company's operations or in the unintentional dissemination of sensitive personal information or proprietary or confidential information, the company’s business may be materially adversely affected.

• Humana is involved in various legal actions, or disputes that could lead to legal actions (such as, among other things, provider contract disputes and qui tam litigation brought by individuals on behalf of the government), governmental and internal investigations, and routine internal review of business processes any of which, if resolved unfavorably to the company, could result in substantial monetary damages or changes in its business practices. Increased litigation and negative publicity could also increase the company’s cost of doing business.

• As a government contractor, Humana is exposed to risks that may materially adversely affect its business or its willingness or ability to participate in government healthcare programs including, among other things, loss of material government contracts; governmental audits and investigations; potential inadequacy of government determined payment rates; potential restrictions on profitability; including by comparison of profitability of the company’s Medicare Advantage business to non-Medicare Advantage business; or other changes in the governmental programs in which Humana participates. Changes to the risk-adjustment model utilized by CMS to adjust premiums paid to Medicare Advantage, or MA, plans according to the health status of covered members, including proposed changes to the methodology used by CMS for risk adjustment data validation audits that fail to address adequately the statutory requirement of actuarial equivalence, if implemented, could have a material adverse effect on the company's operating results, financial position and cash flows.

• Humana's business activities are subject to substantial government regulation. New laws or regulations, or legislative, judicial, or regulatory changes in existing laws or regulations or their manner of application could increase the company's cost of doing business and have a material adverse effect on Humana’s results of operations (including restricting revenue, enrollment and premium growth in certain products and market segments, restricting the company’s ability to expand into new markets, increasing the company’s medical and operating costs by, among other things, requiring a minimum benefit ratio on insured products, lowering the company’s Medicare payment rates and increasing the company’s expenses associated with a non-deductible health insurance industry fee and other assessments); the company’s financial position (including the company’s ability to maintain the value of its goodwill); and the company’s cash flows.

• Humana’s failure to manage acquisitions, divestitures and other significant transactions successfully may have a material adverse effect on the company’s results of operations, financial position, and cash flows.

• If Humana fails to develop and maintain satisfactory relationships with the providers of care to its members, the company’s business may be adversely affected.

• Humana faces significant competition in attracting and retaining talented employees. Further, managing succession for, and retention of, key executives is critical to the Company’s success, and its failure to do so could adversely affect the Company’s businesses, operating results and/or future performance.

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• Humana’s pharmacy business is highly competitive and subjects it to regulations and supply chain risks in addition to those the company faces with its core health benefits businesses.

• Changes in the prescription drug industry pricing benchmarks may adversely affect Humana’s financial performance.

• Humana’s ability to obtain funds from certain of its licensed subsidiaries is restricted by state insurance regulations.

• Downgrades in Humana’s debt ratings, should they occur, may adversely affect its business, results of operations, and financial condition.

• The securities and credit markets may experience volatility and disruption, which may adversely affect Humana’s business.

• The spread of, and response to, the novel coronavirus, or COVID-19, underscores certain risks Humana faces, including those discussed above, and the ongoing, heightened uncertainty created by the pandemic precludes any prediction as to the ultimate adverse impact to Humana of COVID-19.

As the COVID-19 pandemic continues, the premiums the company charges may prove to be insufficient to cover the cost of health care services delivered to its members, each of which could be impacted by many factors, including the impacts that Humana has experienced, and may continue to experience, to its revenues due to limitations on its ability to implement clinical initiatives to manage health care costs and chronic conditions of its members, and appropriately document their risk profiles, as a result of the company’s members being unable or unwilling to see their providers due to actions taken to mitigate the spread of COVID-19; increased costs that may result from higher utilization rates of medical facilities and services and other increases in associated hospital and pharmaceutical costs; and shifts in the company’s premium and medical claims cost trends to reflect the demographic impact of higher mortality during the COVID-19 pandemic. In addition, Humana is offering, and has been mandated by legislative and regulatory action (including the Families First Act and CARES Act) to provide, certain expanded benefit coverage to its members, such as waiving, or reimbursing, certain costs for COVID-19 testing, vaccinations and treatment. These measures taken by Humana, or governmental action, to respond to the ongoing impact of COVID-19 (including further expansion or modification of the services delivered to its members, the adoption or modification of regulatory requirements associated with those services and the costs and challenges associated with ensuring timely compliance with such requirements), and the potential for widespread testing, treatments and the distribution and administration of COVID-19 vaccines, could adversely impact the company’s profitability.

The spread and impact of COVID-19 and additional variants, or actions taken to mitigate this spread, could have material and adverse effects on Humana’s ability to operate effectively, including as a result of the complete or partial closure of facilities or labor shortages. Disruptions in public and private infrastructure, including communications, availability of in-person sales and marketing channels, financial services and supply chains, could materially and adversely disrupt the company’s normal business operations. A significant subset of the company's and the company's third party providers' employee population are in a remote work environment in an effort to mitigate the spread of COVID-19, which may exacerbate certain risks to Humana’s business, including an increased demand for information technology resources, increased risk of phishing and other cybersecurity attacks, and increased risk of unauthorized dissemination of sensitive personal, proprietary, or confidential information. The continued COVID-19 pandemic has severely impacted global economic activity, including the businesses of some of Humana’s commercial customers, and caused significant volatility and negative pressure in the financial markets. In addition to disrupting Humana’s operations, these developments may adversely affect the timing of commercial customer premium collections and corresponding claim payments, the value of the company’s investment portfolio, or future liquidity needs.

The ongoing, heightened uncertainty created by the pandemic precludes any prediction as to the ultimate adverse impact to Humana of COVID-19. Humana is continuing to monitor the spread of COVID-19, changes to the company’s benefit coverages, and the ongoing costs and business impacts of dealing with

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COVID-19, including the potential costs and impacts associated with lifting or reimposing restrictions on movement and economic activity, the timing and degree in resumption of demand for deferred healthcare services, the pace of administration of COVID-19 vaccines and the effectiveness of those vaccines, and related risks. The magnitude and duration of the pandemic remain uncertain, and its impact on Humana’s business, results of operations, financial position, and cash flows could be material.

In making forward-looking statements, Humana is not undertaking to address or update them in future filings or communications regarding its business or results. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed herein may or may not occur. There also may be other risks that the company is unable to predict at this time. Any of these risks and uncertainties may cause actual results to differ materially from the results discussed in the forward-looking statements.

Humana advises investors to read the following documents as filed by the company with the SEC for further discussion both of the risks it faces and its historical performance:

• Form 10-K for the year ended December 31, 2021;
• Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022; and
• Form 8-Ks filed during 2022.

About Humana

Humana Inc., headquartered in Louisville, Ky., is a leading health and well-being company focused on making it easy for people to achieve their best health with clinical excellence through coordinated care. The company’s strategy integrates care delivery, the member experience, and clinical and consumer insights to encourage engagement, behavior change, proactive clinical outreach and wellness for the millions of people we serve across the country.

More information regarding Humana is available to investors via the Investor Relations page of the company’s web site at www.humana.com, including copies of:
•Annual reports to stockholders
•Securities and Exchange Commission filings
•Most recent investor conference presentations
•Quarterly earnings news releases and conference calls
•Calendar of events
•Corporate Governance information